 Exhibit 99.1

ICON LEASING FUND

ELEVEN, LLC

PORTFOLIO OVERVIEW

FIRST QUARTER

2012

Letter from the CEOs                                                                                                                                        As of JULY 6, 2012

Dear investor in ICON Leasing Fund Eleven, LLC:

We write to briefly summarize our activity for the first quarter ended March 31, 2012.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of March 31, 2012, Fund Eleven was in its operating period.  On March 26, 2012, Fund Eleven’s operating period was extended for three years, with the intention of having a very limited liquidation period thereafter, if any.  As of March 31st, Fund Eleven had invested $429,842,267 of equity in $796,316,9731 worth of business-essential equipment and corporate infrastructure. Fund Eleven is fully invested; therefore, we did not make any new investments during the first quarter of 2012.

Among the assets we own is a 55% interest in a joint venture that owns plastic films and flexible packaging manufacturing equipment subject to lease with Pliant Corporation.  The lease is set to expire in September 2013. We also own a 6.33% interest in a joint venture that owns machining and metal working equipment subject to lease with LC Manufacturing, LLC.  The lease is set to expire in December 2012.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the investments noted above as well as more information regarding Fund Eleven’s operations to date. As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.

ICON Leasing Fund Eleven, LLC

First Quarter 2012 Portfolio Overview

We are pleased to present ICON Leasing Fund Eleven, LLC’s (the “Fund”) Portfolio Overview for the first quarter of 2012.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $365,198,690 commencing with our initial offering on April 21, 2005 through the closing of the offering on April 21, 2007.

Our operating period commenced in May 2007, during which time we will continue to seek to finance equipment subject to lease or to structure financings secured primarily by equipment. On March 26, 2012, our operating period was extended for three years, with the intention of having a very limited liquidation period thereafter, if any.

Recent Transaction

•
On May 22, 2012, we made a capital expenditure loan to subsidiaries of Revstone Transportation, LLC (collectively, the “Revstone Borrowers”) in the amount of approximately $494,000.  The loan is secured by a first priority security interest in the Fund’s pro rata share of the machining equipment purchased with the proceeds from the loan, as well as a second priority security interest in, among other things, manufacturing equipment and related collateral.  The loan bears interest at rates between 15% and 17% per year and is payable monthly in arrears for a period of fifty-two months beginning on June 1, 2012. All of the Revstone Borrowers’ obligations under the loan are guaranteed by Revstone Transportation, LLC and certain of its affiliates.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of March 31, 2012, our portfolio consisted primarily of the following investments:

•
Equipment, plant, and machinery used by The Teal Jones Group and Teal Jones Lumber Services, Inc. (collectively, “Teal Jones”) in their lumber processing operations in Canada and the United States.  We entered into an eighty-four month lease financing arrangement with Teal Jones totaling approximately $35,442,000 that is scheduled to expire in November 2013.

•
We made a term loan to affiliates of Northern Leasing Systems, Inc. in the amount of approximately $11,051,000.  The loan was secured by various pools of leases for point of sale equipment and a limited guaranty from Northern Leasing of up to 10% of the loan amount.  The loan accrued interest at rates ranging from 9.47% to 9.90% per year, was scheduled to mature at various dates through February 2013, and, on May 2, 2012, was satisfied prior to its maturity date. During the term of this investment, we collected approximately $14,497,000 in loan proceeds.

•
A 55% interest in a joint venture that owns plastic films and flexible packaging manufacturing equipment for consumer products.  The equipment was purchased for $12,115,000 and is subject to a lease with Pliant Corporation that expires in September 2013.

•
A 6.33% interest in a joint venture that owns machining and metal working equipment subject to lease with LC Manufacturing, LLC (“LCM”), a subsidiary of MW Universal, Inc.  Prior to forming the joint venture, our joint venture partner purchased the equipment subject to lease with LCM for $14,890,000.  The lease expires on December 31, 2012.

•
Auto parts manufacturing equipment leased to Heuliez SA and Heuliez Investissements SNC (collectively referred to as “Heuliez”).  We purchased the equipment for approximately $11,944,000.  On June 30, 2010, the administrator for the “Redressement Judiciaire,” a proceeding under French law similar to Chapter 11 reorganization under the U.S. Bankruptcy Code, sold Heuliez to Baelen Gaillard Industries (“BGI”).  We agreed with BGI to restructure the leases, and, effective October 5, 2010, amended our lease with Heuliez to restructure the lease payment obligations and extend the base terms of the leases through December 31, 2014.

•
A crude oil tanker, the Senang Spirit, which was purchased, along with the Sebarok Spirit, for the aggregate amount of approximately $88,000,000.  The purchase price was comprised of approximately $21,300,000 in cash and a non-recourse loan in the amount of approximately $66,700,000.  The Sebarok Spirit was sold on November 4, 2011 and the Senang Spirit was sold on May 3, 2012.

•
A 45% interest in a joint venture that owns semiconductor manufacturing equipment.  The total purchase price for the equipment was approximately $15,729,000, of which we paid approximately $7,078,000.  The equipment was subject to a sixty month lease with Equipment Acquisition Resources, Inc. (“EAR”).  EAR’s obligations under the lease were secured by the owner’s real estate located in Jackson Hole, Wyoming, as well as personal guarantees from the owners of EAR. In addition, we own semiconductor manufacturing equipment that was purchased for approximately $6,348,000 that was also leased to EAR.  In October 2009, certain facts came to light that led our Manager to believe that EAR was perpetrating a fraud against EAR’s lenders, including us. On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  Subsequent to the filing of the bankruptcy petition, EAR disclaimed any right to its equipment and such equipment became the subject of an Illinois State Court proceeding. Such equipment was subsequently sold as part of the Illinois State Court proceeding. On June 2, 2010, we sold a parcel of real property in Jackson Hole, Wyoming for $800,000.  On June 7, 2010, we received judgments in New York State Supreme Court against two principals of EAR who had guaranteed EAR’s lease obligations.  We have had the New York State Supreme Court judgments recognized in Illinois, where the principals live, but do not currently anticipate being able to collect on such judgments.  On March 16, 2011 and July 8, 2011, we sold certain parcels of real property that were located in Jackson Hole, Wyoming for a net sale price of approximately $1,183,000 and $220,000, respectively.  On October 21, 2011, the Chapter 11 bankruptcy trustee for EAR filed an adversary complaint against us seeking the recovery of lease payments that the trustee alleges were fraudulently transferred to us from EAR.  The complaint also sought the recovery of payments made to us by EAR during the 90-day period preceding EAR’s bankruptcy filing and the imposition of a constructive trust over certain real property and the proceeds from the sale we received as security in connection with our investment.  Our Manager believes these claims are frivolous and intends to vigorously defend this action. At this time, we are unable to predict the outcome of this action or loss therefrom, if any. On March 7, 2012, one of the creditors in the Illinois State Court proceedings won a summary judgment motion filed against us which dismissed our claim to the proceeds resulting from the sale of the equipment. The basis of the court’s decision centered on the fact that we were made whole from the foreclosure of the property in Wyoming.  Our Manager is currently appealing this decision. At this time, it is not possible to determine the likelihood of success of the appeal.

Revolving Line of Credit

On May 10, 2011, the Fund entered into a loan agreement with California Bank & Trust (“CB&T”) for a revolving line of credit of up to $5,000,000 (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien.  Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The Facility expires on March 31, 2013 and the Fund may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the 90-day rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that all interest rates on advances under the Facility are subject to an interest rate floor of 4.0% per year. In addition, the Fund is obligated to pay a commitment fee based on an annual rate of 0.50% on unused commitments under the Facility. At March 31, 2012, there were no obligations outstanding under the Facility.  Subsequent to March 31, 2012, the Fund borrowed and fully repaid $5,000,000 under the Facility.

Additional Disclosures

As of March 31, 2012, the Fund maintained a leverage ratio of 0.22:11.  We collected 100%2 of all scheduled receivables due for the first quarter of 2012.

As we noted in previous communications, the Fund’s operating period has been extended by three years, with the intention of having a very limited liquidation period thereafter, if any.  We do not expect the Fund to make any distributions during this extended operating period until toward the end of such period.  While we believe that these actions should improve the Fund’s position, we continue to believe that the Fund will have significant difficulty meeting its investment objectives.  Given these circumstances, we determined that disclosure regarding the Fund’s ability to generate cash from its business operations to cover its distributions would not be useful or relevant to third parties.

1	Pursuant to the Fund’s financials, prepared in accordance with US GAAP. Leverage ratio is defined as total liabilities divided by total equity.
2    Collections as of April 30, 2012.  Excluded are rental amounts owed in connection with our financing arrangement with Equipment Acquisition Resources, Inc., which you can read about in further detail above.

Transactions with Related Parties

We entered into certain agreements with our Manager and with ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we pay certain fees and reimbursements to those parties. Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000 and 1.5% of capital raised over $100,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our amended and restated limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles. In addition, our Manager is reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

Although our Manager continues to provide the services described above, in May 2010, our Manager suspended its collection of management fees.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amount of $36,633 for the three months ended March 31, 2012. Additionally, our Manager’s interest in our net income was $1,525 for the three months ended March 31, 2012.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended March 31,
Entity	Capacity	Description	2012	2011
ICON Capital Corp.	Manager	Administrative expense reimbursements (1)	$183,094	$258,009

(1) Charged directly to operations.

At March 31, 2012 and December 31, 2011, we had a payable of $227,187 and $79,794 due to our Manager and its affiliates primarily relating to administrative expense reimbursements.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	March 31,
	2012	December 31,
	(unaudited)	2011
Current assets:
Cash and cash equivalents	$5,453,420	$6,824,356
Current portion of net investment in notes receivable	6,742,986	6,083,528
Current portion of net investment in finance leases	4,642,034	4,469,552
Asset held for sale, net	117,145	117,145
Other current assets	1,430,538	257,785

Total current assets	18,386,123	17,752,366

Non-current assets:
Net investment in notes receivable, less current portion	9,685,027	11,009,979
Net investment in mortgage note receivable	12,858,804	12,878,079
Net investment in finance leases, less current portion	8,289,940	8,985,464
Vessel	6,885,829	-
Leased equipment at cost (less accumulated depreciation of
$5,978,501 and $19,249,518, respectively)	6,993,330	16,300,588
Investment in joint ventures	1,019,399	1,038,678
Deferred income taxes, net	993,247	894,439
Other non-current assets	3,613,784	3,372,774

Total non-current assets	50,339,360	54,480,001

Total Assets	$68,725,483	$72,232,367

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$9,486,977	$3,544,240
Derivative financial instrument	52,602	176,956
Due to Manager and affiliates	227,187	79,794
Accrued expenses and other liabilities	2,625,749	1,394,684

Total current liabilities	12,392,515	5,195,674

Non-current liabilities:
Long-term debt, less current portion	-	7,311,110

Total Liabilities	12,392,515	12,506,784

Commitments and contingencies

Equity:
Members' Equity:
Additional members	56,426,160	59,901,721
Manager	(2,658,003)	(2,622,895)
Accumulated other comprehensive loss	(350,729)	(656,141)

Total Members' Equity	53,417,428	56,622,685

Noncontrolling Interests	2,915,540	3,102,898

Total Equity	56,332,968	59,725,583

Total Liabilities and Equity	$68,725,483	$72,232,367

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations and Comprehensive Income
(unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue:
Finance income	$1,717,115	$1,765,832
Rental income	2,004,965	4,979,284
Income from investment in joint ventures	155,867	1,832
Net gain on sales of leased equipment	-	11,411,941

Total revenue	3,877,947	18,158,889

Expenses:
Administrative expense reimbursements - Manager	183,094	258,009
General and administrative	521,388	768,696
Vessel operating expense	212,022	-
Depreciation	1,723,713	2,249,442
Impairment loss	697,715	-
Interest	225,336	694,176
Gain on derivative financial instruments	(47,405)	(154,401)

Total expenses	3,515,863	3,815,922

Income before income taxes	362,084	14,342,967

(Provision) benefit for income taxes	(62,348)	1,886

Net income	299,736	14,344,853

Less: Net income attributable to noncontrolling interests	147,214	509,971

Net income attributable to Fund Eleven	$152,522	$13,834,882

Net income attributable to Fund Eleven allocable to:
Additional Members	$150,997	$13,696,533
Manager	1,525	138,349

	$152,522	$13,834,882

Comprehensive income:
Net income	$299,736	$14,344,853
Change in valuation of derivative financial instruments	120,246	317,715
Currency translation adjustment	185,166	309,859

Total comprehensive income	605,148	14,972,427

Less: Comprehensive income attributable to noncontrolling interests	147,214	509,971

Comprehensive income attributable to Fund Eleven	$457,934	$14,462,456

Weighted average number of additional shares of
limited liability company interests outstanding	362,656	362,656

Net income attributable to Fund Eleven per weighted
average additional share of limited liability company
interests outstanding	$0.42	$37.77

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statement of Changes in Equity

	Members' Equity
	Additional Shares of Limited Liability Company Interests	Additional Members	Manager	Accumulated Other Comprehensive Income (Loss)	Total Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2011	362,656	$59,901,721	$(2,622,895)	$(656,141)	$56,622,685	$3,102,898	$59,725,583

Net income	-	150,997	1,525	-	152,522	147,214	299,736
Change in valuation of derivative financial instrument	-	-	-	120,246	120,246	-	120,246
Currency translation adjustment	-	-	-	185,166	185,166	-	185,166
Cash distributions	-	(3,626,558)	(36,633)	-	(3,663,191)	(334,572)	(3,997,763)

Balance, March 31, 2012 (unaudited)	362,656	$56,426,160	$(2,658,003)	$(350,729)	$53,417,428	$2,915,540	$56,332,968

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net income	$299,736	$14,344,853
Adjustments to reconcile net income to net cash
provided by operating activities:
Finance income	(245,027)	(375,864)
Rental income paid directly to lenders by lessees	(1,530,000)	(2,958,000)
Income from investment in joint ventures	(155,867)	(1,832)
Net gain on sales of leased equipment	-	(11,411,941)
Depreciation	1,723,713	2,249,442
Impairment loss	697,715	-
Interest expense paid directly to lenders by lessees	161,627	550,058
Interest expense from amortization of debt financing costs	53,391	29,481
Gain on derivative financial instruments	(47,405)	(154,401)
Deferred tax provision (benefit)	(98,808)	(1,886)
Changes in operating assets and liabilities:
Collection of finance leases	962,145	1,244,185
Other assets	(1,430,628)	(667,322)
Accrued expenses and other liabilities	1,231,062	(1,006,318)
Due to Manager and affiliates	147,393	(87,132)
Distributions from joint ventures	158,235	10,117

Net cash provided by operating activities	1,927,282	1,763,440

Cash flows from investing activities:
Proceeds from sales of leased equipment	-	24,911,474
Principal repayments on notes receivable	674,229	751,451
Distributions received from joint ventures in excess of profits	11,532	393,817
Other assets	-	(9,239)

Net cash provided by investing activities	685,761	26,047,503

Cash flows from financing activities:
Repayments of long-term debt	-	(16,635,200)
Repayments of revolving line of credit, recourse	-	(1,450,000)
Cash distributions to members	(3,663,191)	(3,663,190)
Distributions to noncontrolling interests	(334,572)	(1,266,075)

Net cash used in financing activities	(3,997,763)	(23,014,465)

Effects of exchange rates on cash and cash equivalents	13,784	6,896

Net (decrease) increase in cash and cash equivalents	(1,370,936)	4,803,374
Cash and cash equivalents, beginning of period	6,824,356	4,621,512

Cash and cash equivalents, end of period	$5,453,420	$9,424,886

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2012	2011
Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$-	$159,468

Supplemental disclosure of non-cash investing and financing activities:

Principal and interest paid on long term debt directly to lenders by lessees	$1,530,000	$2,958,000

Exchange of noncontrolling interest in a joint venture for notes receivable	$-	$3,588,928

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports. Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.